UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2015

THE COMMUNITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-18279	52-1652138
(State or other Jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3035 Leonardtown Road, Waldorf, Maryland 20601

(Address of principal executive offices)

(301) 645-5601

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 6, 2015, The Community Financial Corporation (the “Company”) announced that it completed the offering and sale of $23.0 million aggregate principal amount of its 6.25% Fixed to Floating Rate Subordinated Notes due 2025 (the “Notes”). The Notes were offered pursuant to the Prospectus Supplement dated February 3, 2015 to the Prospectus dated November 5, 2014, filed as part of the Registration Statement on Form S-3 (File No. 333-199455) by the Company with the Securities and Exchange Commission (the “Commission”) in the form in which it became effective on November 5, 2014. The Notes were sold pursuant to an underwriting agreement, dated February 3, 2015, between the Company, Community Bank of the Chesapeake and Keefe, Bruyette & Woods, Inc. as described in a Form 8-K filed by the Company with the Commission on February 4, 2015.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibits

Number	Description

99.1	Press Release dated February 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2015	By:	/s/ William J. Pasenelli
William J. Pasenelli
President and Chief Executive Officer